EXHIBIT 3i1

                                                                    FILED
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                                                              03 JUL 15 AM 8:48

H03000233657

ARTICLES OF INCORPORATION

Article I. Name
---------------

The name of this Florida corporation is:
Worldwide Film Funding, Inc.

Article II. Address
-------------------

The Corporation's mailing address is:
Worldwide Film Funding, Inc.
433 Plaza Real, Suite 275
Boca Raton FL 33432

Article III. Registered Agent
-----------------------------

The name and address of the Corporation's registered agent is:
Corporate Creations Network Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410

Article IV, Board of Directors
------------------------------

The name of each member of the Corporation's Board of Directors is:
Gary Gordon

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Corporate Creations International Inc.
941 Fourth Street
Miami Beach FL 33139
(561) 694-8107

H03000233657                                          Copyright (c) 1993-2003 CC

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H03000233657


Article V. Capital Stock
------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.01 per share.

Article VI, Incorporator
------------------------

The name and address of the incorporator is:
Corporate Creations International Inc.
941 Fourth Street
Miami Beach FL 33139

Article VII, Corporate Existence
--------------------------------

These Articles of Incorporation shall become effective and the corporate existence will begin on July 14, 2003.

The undersigned incorporator executed these Articles of Incorporation on July 15, 2003.

/s/ D. Stoutt
--------------------------------------
CORPORATE CREATIONS INTERNATIONAL INC.
Kara Rosa Vice President
by D. Stoutt as attorney-in-fact


Corporate Creations International Inc.
941 Fourth Street
Miami Beach FL 33139
(561) 694-8107

H03000233657                                          Copyright (c) 1993-2003 CC